NEWS RELEASE

T. ROWE PRICE GROUP REPORTS SECOND QUARTER 2024 RESULTS
BALTIMORE (July 26, 2024) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its results for the second quarter of 2024.
▪Quarter-end assets under management of $1.57 trillion
▪Net client outflows of $3.7 billion
▪Diluted earnings per common share (EPS) of $2.11
▪Adjusted diluted EPS of $2.26
▪Returned $396 million to stockholders from the recurring quarterly dividend and stock repurchases

Rob Sharps, chief executive officer and president, commented, “We are making steady progress with flows and investment performance. Our sales pipeline is healthy, redemption pressure is stabilizing, and our associates are driving our strategic initiatives forward. Notably, our ETF business is growing quickly, with $5.3 billion in AUM as of June 30. We continue to be on track to substantially reduce net outflows this year.”

Financial Highlights

	Three months ended
(in millions, except per-share data)	6/30/2024	6/30/2023	Change(1)	3/31/2024	Change(1)

U.S. GAAP basis
Investment advisory fees	$1,585.6	$1,430.8	10.8%	$1,554.0	2.0%
Capital allocation-based income(2)	$0.1	$38.7	n/m	$47.1	n/m
Net revenues	$1,733.3	$1,610.2	7.6%	$1,750.2	(1.0)%
Operating expenses	$1,168.6	$1,076.7	8.5%	$1,163.6	0.4%
Net operating income	$564.7	$533.5	5.8%	$586.6	(3.7)%
Non-operating income (loss)	$80.3	$106.2	n/m	$188.9	n/m
Net income attributable to T. Rowe Price	$483.4	$476.4	1.5%	$573.8	(15.8)%
Diluted earnings per common share	$2.11	$2.06	2.4%	$2.49	(15.3)%
Weighted average common shares outstanding assuming dilution	223.5	225.2	(0.8)%	224.2	(0.3)%

Adjusted basis(3)
Operating expenses	$1,105.8	$1,026.2	7.8%	$1,071.4	3.2%
Operating expenses, excluding accrued carried interest related compensation	$1,097.3	$1,010.5	8.6%	$1,052.9	4.2%
Net operating income	$654.9	$596.6	9.8%	$692.4	(5.4)%
Non-operating income (loss)	$34.7	$31.8	9.1%	$28.5	n/m
Net income attributable to T. Rowe Price	$519.7	$466.5	11.4%	$548.5	(5.3)%
Diluted earnings per common share	$2.26	$2.02	11.9%	$2.38	(5.0)%

Assets under management (in billions)
Average assets under management	$1,534.0	$1,357.4	13.0%	$1,484.4	3.3%
Ending assets under management	$1,569.1	$1,399.4	12.1%	$1,542.2	1.7%

Investment advisory annualized effective fee rate in basis points (bps)	41.6	42.3	(0.7)	42.1	(0.5)
(1) n/m - the percentage change is not meaningful.
(2) Capital allocation-based income represents the change in accrued carried interest.
(3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Assets Under Management
During Q2 2024, assets under management (AUM) increased $26.9 billion to $1.57 trillion. The components of the change in AUM, by asset class, are shown in the table below.

	Three months ended 6/30/2024
(in billions)	Equity	Fixed income, including money market	Multi-asset(1)	Alternatives(2)	Total
Assets under management at beginning of period	$802.9	$170.9	$520.6	$47.8	$1,542.2

Net cash flows prior to manager-driven distributions	(14.9)	7.8	1.6	2.9	(2.6)
Manager-driven distributions	—	—	—	(1.1)	(1.1)
Net cash flows	(14.9)	7.8	1.6	1.8	(3.7)
Net market appreciation (depreciation) and income(3)	22.3	1.2	6.9	0.2	30.6
Change during the period	7.4	9.0	8.5	2.0	26.9
Assets under management at June 30, 2024	$810.3	$179.9	$529.1	$49.8	$1,569.1
(1)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(2) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments as of June 30, 2024 were $11.3 billion and $12.0 billion as of March 31, 2024, and are not reflected in fee basis AUM above.
(3) Includes net distributions not reinvested of $0.7 billion.

Investors domiciled outside the United States accounted for 8.6% of the firm's AUM at June 30, 2024, 8.5% at March 31, 2024 and 8.6% at December 31, 2023.

The firm provides participant accounting and plan administration for retirement plans that invest in the firm's U.S. mutual funds and collective investment trusts, as well as funds managed outside of the firm's complex. As of June 30, 2024, the firm's assets under administration were $273 billion, of which $157 billion were assets we manage.

The firm offers non-discretionary advisory services through model delivery and multi-asset solutions for providers to implement. The firm records the revenue earned on these services in administrative fees. The assets under advisement in these portfolios, predominantly in the United States, were $15.7 billion at June 30, 2024.

Financial Results Highlights
Net Revenues

	Three months ended
(in millions)	6/30/2024	6/30/2023	Change	3/31/2024	Change
Investment advisory fees
Equity	$948.9	$862.3	10.0%	$949.6	(0.1)%
Fixed income, including money market	100.2	100.0	0.2%	100.6	(0.4)%
Multi-asset	444.8	391.3	13.7%	429.7	3.5%
Alternatives	91.7	77.2	18.8%	74.1	23.8%
Total investment advisory fees	1,585.6	1,430.8	10.8%	1,554.0	2.0%
Capital allocation-based income(1)	0.1	38.7	n/m	47.1	n/m
Administrative, distribution, and servicing fees	147.6	140.7	4.9%	149.1	(1.0)%
Net revenues	$1,733.3	$1,610.2	7.6%	$1,750.2	(1.0)%

Average AUM (in billions):
Equity	$790.4	$703.4	12.4%	$770.4	2.6%
Fixed income, including money market	174.8	170.4	2.6%	169.5	3.1%
Multi-asset	520.1	439.0	18.5%	497.0	4.6%
Alternatives	48.7	44.6	9.2%	47.5	2.5%
Average AUM	$1,534.0	$1,357.4	13.0%	$1,484.4	3.3%

Investment advisory annualized effective fee rate (bps)	41.6	42.3	(0.7)	42.1	(0.5)

(1)The Capital allocation-based income represents the change in accrued carried interest. The percentage change is not meaningful (n/m).

Net revenues in Q2 2024 were $1.7 billion, an increase of 7.6% from Q2 2023 and a decrease of 1.0% from Q1 2024. Performance-based fees earned were $16.8 million in Q2 2024, $10.5 million in Q2 2023, and $17.6 million in Q1 2024.

▪The investment advisory annualized effective fee rate of 41.6 basis points in Q2 2024 decreased from 42.3 basis points earned in Q2 2023 and 42.1 basis points earned in Q1 2024. In comparison to prior periods, client flows and transfers drove a mix shift in assets under management toward lower fee products and asset classes leading to an unfavorable impact on the annualized effective fee rate.

▪Capital allocation-based income in Q2 2024 of $0.1 million includes $27.0 million in additional accrued carried interest, offset by $26.9 million in acquisition-related, non-cash amortization and impairments. Comparatively, the Q2 2023 amount of $38.7 million includes $51.0 million in additional accrued carried interest, partially offset by $12.3 million in acquisition-related, non-cash amortization and impairments.The decreases from prior periods were primarily the result of overall lower market returns.

A portion of the capital allocation-based income is passed through as compensation and recognized in compensation and related costs with the unpaid amount reported as non-controlling interest on the consolidated balance sheet. For detail of the quarterly change in accrued carried interest, which is reported as part of investments on the consolidated balance sheet, and related non-controlling interest, see the applicable tables at the end of this release.

Operating Expenses

	Three months ended
(in millions)	6/30/2024	6/30/2023	Change (1)	3/31/2024	Change (1)
Compensation, benefits, and related costs	$635.8	$591.0	7.6%	$629.3	1.0%
Acquisition-related retention agreements	13.1	13.6	(3.7)%	13.5	(3.0)%
Capital allocation-based income compensation(2)	(2.4)	10.6	n/m	13.2	n/m
Supplemental savings plan	14.6	33.0	n/m	53.0	n/m
Total compensation and related costs	661.1	648.2	2.0%	709.0	(6.8)%
Distribution and servicing	87.7	67.8	29.4%	81.9	7.1%
Advertising and promotion	33.3	22.9	45.4%	25.3	31.6%
Product and recordkeeping related costs	73.0	77.7	(6.0)%	75.0	(2.7)%
Technology, occupancy, and facility costs	160.9	154.7	4.0%	149.9	7.3%
General, administrative, and other	108.7	100.0	8.7%	92.6	17.4%
Change in fair value of contingent consideration	—	(23.2)	n/m	—	n/m
Acquisition-related amortization and impairment costs	43.9	28.6	53.5%	29.9	46.8%
Total operating expenses	$1,168.6	$1,076.7	8.5%	$1,163.6	0.4%

Total adjusted operating expenses(3)	$1,105.8	$1,026.2	7.8%	$1,071.4	3.2%

(1) n/m - the percentage change is not meaningful.
(2) Capital allocation-based income compensation represents the change in accrued carried interest compensation.
(3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Operating expenses were $1,168.6 million, an increase of 8.5% from Q2 2023 and 0.4% from Q1 2024. On a non-GAAP basis, adjusted operating expenses in Q2 2024 were $1,105.8 million, a 7.8% increase from Q2 2023 and a 3.2% increase from Q1 2024.

▪Compensation, benefits, and related costs in Q2 2024 of $635.8 million increased $44.8 million from Q2 2023 and $6.5 million from Q1 2024. The increase from Q2 2023 was primarily due to a higher interim bonus accrual and higher salaries and related benefits, which were partially offset by higher capitalized labor. Compared to Q1 2024, the increase was primarily due to a higher interim bonus accrual. The firm employed 7,929 associates at June 30, 2024, an increase of 0.3% from 7,903 associates at June 30, 2023, and an increase of 0.6% from 7,878 associates at March 31, 2024.

▪Distribution and servicing costs in Q2 2024 of $87.7 million increased $19.9 million from Q2 2023 and $5.8 million from Q1 2024. The increases from prior periods were primarily driven by higher average assets under management distributed through intermediaries.

▪Advertising and promotion expenses in Q2 2024 of $33.3 million increased $10.4 million from Q2 2023 and $8.0 million from Q1 2024. The increase from Q2 2023 was primarily due to higher media spend and continued investment in the firm's brand. The increase from Q1 2024 was primarily due to the timing of advertising and promotion spend.

▪Technology, occupancy, and facility costs in Q2 2024 of $160.9 million increased $6.2 million from Q2 2023 and $11.0 million from Q1 2024. The increases from prior periods were primarily due to higher costs from the firm's ongoing investment in its technology capabilities, including hosted solutions and depreciation. The first quarter of 2024 also included a non-recurring cost benefit related to the firm's new UK facility.

▪General, administrative, and other costs in Q2 2024 of $108.7 million increased $8.7 million from Q2 2023 and $16.1 million from Q1 2024. The increases from prior periods were primarily driven by higher professional fees and travel and entertainment. Compared to Q2 2023, the increases were partially offset by lower research fee expense as the firm changed its approach to paying for research beginning in Q1 2024, consistent with regulations and general industry practice.

Non-operating income (loss)

(in millions)	Three months ended
	6/30/2024	6/30/2023	3/31/2024
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$33.6	$25.5	$27.8
Market-related gains (losses) and equity in earnings (losses)	0.1	6.3	0.2
Total net gains (losses) from cash and discretionary investments	33.7	31.8	28.0
Seed capital investments
Dividend income	0.3	0.4	—
Market-related gains (losses) and equity in earnings (losses)	15.3	14.4	23.5
Investments used to hedge the supplemental savings plan liability	14.8	33.6	49.7
Total net gains (losses) from non-consolidated T. Rowe Price investment products	64.1	80.2	101.2
Other investment income (loss)	13.9	8.9	20.3
Net gains (losses) on investments	78.0	89.1	121.5
Net gains (losses) on consolidated sponsored investment products	8.5	24.4	72.3
Other gains (losses), including foreign currency gains (losses)	(6.2)	(7.3)	(4.9)
Non-operating income (loss)	$80.3	$106.2	$188.9

On a non-GAAP basis, non-operating income (loss) consists of investment gains/losses generated from the firm's cash and discretionary investment portfolio.

Income taxes

The firm's GAAP effective tax rate for Q2 2024 and Q2 2023 was 24.8%. These quarterly rates were the result of an overall year-to-date rate of 24.1% for 2024 and 26.7% for 2023. The following reconciles the statutory federal income tax rate to the firm's effective tax rate for the six months ended June 30, 2024 and 2023:

	Six months ended
	6/30/2024	6/30/2023
Statutory U.S. federal income tax rate	21.0%	21.0%
State income taxes for current year, net of federal income tax benefits(1)	2.7	2.9
Net (income) losses attributable to redeemable non-controlling interests(2)	(0.4)	(0.3)
Net excess tax losses (benefits) from stock-based compensation plans activity	(0.3)	(0.3)
Valuation allowances	0.5	3.6
Other items	0.6	(0.2)
Effective income tax rate	24.1%	26.7%

(1) State income tax benefits are reflected in the total benefits for net income attributable to redeemable non-controlling interests and stock-based compensation plans activity.
(2) Net income attributable to redeemable non-controlling interest represents the portion of earnings held in the firm's consolidated investment products, which are not taxable to the firm despite being included in pre-tax income.

The firm's non-GAAP effective tax rate for Q2 2024 was 24.6%, compared with 25.8% for Q2 2023. The quarterly rates were the result of an overall year-to-date rate of 24.3% for 2024 and 27.9% for 2023. The decrease in the firm's effective tax rate is primarily due to lower valuation allowances recognized in 2024. In 2023, valuation allowances were recognized against cumulative UK-based deferred tax assets.

The firm estimates that its effective tax rate for the full year 2024 will be in the range of 23.5% to 26.5% on a U.S. GAAP basis, and 23.5% to 25.5% on a non-GAAP basis.

Other Matters

The financial results presented in this release are unaudited. The firm expects that it will file its Form 10-Q Quarterly Report for the second quarter of 2024 with the U.S. Securities and Exchange Commission later today. The Form 10-Q will include additional information on the firm's unaudited financial results at June 30, 2024.

Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, amount or composition of assets under management, regulatory developments, changes in our effective fee rate, demand for and pricing of our products, new products and services, effective tax rates, net income and earnings per common share, future transactions, our strategic initiatives, general economic conditions, dividends, stock repurchases, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm's 2023 Annual Report on Form 10-K.

Founded in 1937, T. Rowe Price (NASDAQ - GS: TROW) helps individuals and institutions around the world achieve their long-term investment goals. As a large global asset management company known for investment excellence, retirement leadership, and independent proprietary research, the firm is built on a culture of integrity that puts client interests first. Clients rely on the award-winning firm for its retirement expertise and active management of equity, fixed income, alternatives, and multi-asset investment capabilities. T. Rowe Price has $1.57 trillion in assets under management as of June 30, 2024, and serves millions of clients globally. News and other updates can be found on Facebook, Instagram, LinkedIn, X, YouTube, and troweprice.com/newsroom.

Webcast Information
Chief Executive Officer and President, Rob Sharps and Chief Financial Officer, Jen Dardis will provide an update on business performance, review financial results, and answer questions on a webcast to be held on Friday, July 26, 2024 from 8:00 - 8:45 AM (Eastern Time). Eric Veiel, Head of Global Investments will join for the Q&A. To access the webcast or to obtain dial in instructions to ask a question, please visit: investors.troweprice.com.

Supplemental materials will be available on the company's investor relations website shortly before the start of the call. A replay of the webcast will be available on the company's investor relations website shortly after the event.

CONTACTS:

Public Relations	Investor Relations
Jamaal Mobley	Linsley Carruth
410-345-3403	410-345-3717
jamaal.mobley@troweprice.com	linsley.carruth@troweprice.com

Unaudited Consolidated Statements of Income
(in millions, except per-share amounts)
	Three months ended			Six months ended
Revenues	6/30/2024	6/30/2023	3/31/2024	6/30/2024	6/30/2023
Investment advisory fees	$1,585.6	$1,430.8	$1,554.0	$3,139.6	$2,822.6
Capital allocation-based income	0.1	38.7	47.1	47.2	55.6
Administrative, distribution, and servicing fees	147.6	140.7	149.1	296.7	269.6
Net revenues	1,733.3	1,610.2	1,750.2	3,483.5	3,147.8

Operating expenses
Compensation, benefits, and related costs	635.8	591.0	629.3	1,265.1	1,184.3
Acquisition-related retention agreements	13.1	13.6	13.5	26.6	27.8
Capital allocation-based income compensation	(2.4)	10.6	13.2	10.8	14.1
Supplemental savings plan	14.6	33.0	53.0	67.6	75.5
Total compensation and related costs	661.1	648.2	709.0	1,370.1	1,301.7
Distribution and servicing	87.7	67.8	81.9	169.6	139.3
Advertising and promotion	33.3	22.9	25.3	58.6	48.7
Product and recordkeeping related costs	73.0	77.7	75.0	148.0	149.8
Technology, occupancy, and facility costs	160.9	154.7	149.9	310.8	301.3
General, administrative, and other	108.7	100.0	92.6	201.3	207.5
Change in fair value of contingent consideration	—	(23.2)	—	—	(72.8)
Acquisition-related amortization and impairment costs	43.9	28.6	29.9	73.8	54.6
Total operating expenses	1,168.6	1,076.7	1,163.6	2,332.2	2,130.1

Net operating income	564.7	533.5	586.6	1,151.3	1,017.7

Non-operating income (loss)
Net gains (losses) on investments	78.0	89.1	121.5	199.5	183.0
Net gains (losses) on consolidated sponsored investment products	8.5	24.4	72.3	80.8	69.8
Other gains (losses), including foreign currency gains (losses)	(6.2)	(7.3)	(4.9)	(11.1)	(11.2)
Total non-operating income (loss)	80.3	106.2	188.9	269.2	241.6

Income before income taxes	645.0	639.7	775.5	1,420.5	1,259.3
Provision for income taxes	159.7	158.5	182.1	341.8	336.4
Net income	485.3	481.2	593.4	1,078.7	922.9
Less: net income (loss) attributable to redeemable non-controlling interests	1.9	4.8	19.6	21.5	25.0
Net income attributable to T. Rowe Price	483.4	476.4	573.8	1,057.2	897.9
Less: net income allocated to outstanding restricted stock and stock unit holders	12.9	11.6	15.8	28.7	22.1
Net income allocated to T. Rowe Price common stockholders	$470.5	$464.8	$558.0	$1,028.5	$875.8

Earnings per share
Basic	$2.11	$2.07	$2.50	$4.61	$3.90
Diluted	$2.11	$2.06	$2.49	$4.60	$3.89

Weighted-average common shares
Outstanding	223.0	224.4	223.6	223.3	224.4
Outstanding assuming dilution	223.5	225.2	224.2	223.8	225.2

Summary of Adjusted Basis(1)	Three months ended			Six months ended
(in millions, except per-share data)	6/30/2024	6/30/2023	3/31/2024	6/30/2024	6/30/2023

Operating expenses	$1,105.8	$1,026.2	$1,071.4	$2,177.2	$2,048.7
Operating expenses, excluding accrued carried interest related compensation	$1,097.3	$1,010.5	$1,052.9	$2,150.2	$2,024.4
Net operating income	$654.9	$596.6	$692.4	$1,347.3	$1,124.6
Non-operating income (loss)	$34.7	$31.8	$28.5	$63.2	$62.6
Net income attributable to T. Rowe Price	$519.7	$466.5	$548.5	$1,068.2	$855.9
Diluted earnings per common share	$2.26	$2.02	$2.38	$4.64	$3.71
(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Assets Under Management	Six months ended 6/30/2024
(in billions)	Equity	Fixed income, including money market	Multi-asset(1)	Alternatives(2)	Total
Assets under management at beginning of period	$743.6	$170.0	$483.0	$47.9	$1,444.5

Net cash flows prior to manager-driven distributions	(27.7)	8.0	7.1	3.0	(9.6)
Manager-driven distributions	—	—	—	(2.1)	(2.1)
Net cash flows(3)	(27.7)	8.0	7.1	0.9	(11.7)
Net market appreciation and gains(4)	94.4	1.9	39.0	1.0	136.3
Change during the period	66.7	9.9	46.1	1.9	124.6
Assets under management at June 30, 2024	$810.3	$179.9	$529.1	$49.8	$1,569.1
(1)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(2) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments as of June 30, 2024 were $11.3 billion and $11.6 billion as of December 31, 2023 and are not reflected in fee basis AUM above.
(3)    Alternatives net cash flows include $2.1 billion in outflows that represent investment manager-driven distributions.
(4) Includes net distributions not reinvested of $0.9 billion.

Net Revenues	Six months ended
(in millions)	6/30/2024	6/30/2023	% Change
Investment advisory fees
Equity	$1,898.5	$1,696.2	11.9%
Fixed income, including money market	200.8	202.4	(0.8)%
Multi-asset	874.5	777.3	12.5%
Alternatives	165.8	146.7	13.0%
Total investment advisory fees	$3,139.6	$2,822.6	11.2%

Average AUM (in billions):
Equity	$780.4	$695.2	12.3%
Fixed income, including money market	172.1	170.0	1.2%
Multi-asset	508.6	430.7	18.1%
Alternatives	48.1	44.3	8.6%
Average AUM	$1,509.2	$1,340.2	12.6%

(1) The percentage change is not meaningful (n/m).

Non-Operating Income (Loss)
(in millions)	Six months ended
	6/30/2024	6/30/2023
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$61.4	$45.7
Market-related gains (losses) and equity in earnings (losses)	0.3	16.9
Total net gains (losses) from cash and discretionary investments	61.7	62.6
Seed capital investments
Dividend income	0.3	0.9
Market-related gains (losses) and equity in earnings (losses)	38.8	29.5
Investments used to hedge the supplemental savings plan liability	64.5	78.3
Total net gains (losses) from non-consolidated T. Rowe Price investment products	165.3	171.3
Other investment income (loss)	34.2	11.7
Net gains (losses) on investments	199.5	183.0
Net gains (losses) on consolidated sponsored investment portfolios	80.8	69.8
Other gains (losses), including foreign currency gains (losses)	(11.1)	(11.2)
Non-operating income (loss)	$269.2	$241.6

The following table summarizes the cash flows for the six months ended 2024 that are attributable to T. Rowe Price Group, our consolidated sponsored investment products, and the related eliminations required.

	Six months ended
	6/30/2024
(in millions)	Cash flow attributable to T. Rowe Price	Cash flow attributable to consolidated T. Rowe Price investment products	Elims	As reported
Cash flows from operating activities
Net income (loss)	$1,057.2	$75.9	$(54.4)	$1,078.7
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, amortization and impairments of property, equipment and software	126.3	—	—	126.3
Amortization and impairment of acquisition-related assets and retention agreements	124.1	—	—	124.1
Stock-based compensation expense	112.6	—	—	112.6
Net (gains) losses recognized on investments	(267.8)	—	54.4	(213.4)
Net redemptions in sponsored investment products used to economically hedge supplemental savings plan liability	15.1	—	—	15.1
Net change in trading securities held by consolidated sponsored investment products	—	(218.0)	—	(218.0)
Other changes	302.9	(1.5)	(11.8)	289.6
Net cash provided by (used in) operating activities	1,470.4	(143.6)	(11.8)	1,315.0
Net cash provided by (used in) investing activities	(75.7)	(13.1)	(4.6)	(93.4)
Net cash provided by (used in) financing activities	(746.4)	154.5	16.4	(575.5)
Effect of exchange rate changes on cash and cash equivalents of consolidated sponsored investment products	—	(1.1)	—	(1.1)
Net change in cash and cash equivalents during period	648.3	(3.3)	—	645.0
Cash and cash equivalents at beginning of year	2,066.6	77.2	—	2,143.8
Cash and cash equivalents at end of period	$2,714.9	$73.9	$—	$2,788.8

Unaudited Condensed Consolidated Balance Sheet Information (in millions)	As of
	6/30/2024	12/31/2023
Cash and cash equivalents	$2,714.9	$2,066.6
Accounts receivable and accrued revenue	846.9	807.9
Investments	2,758.9	2,554.7
Assets of consolidated sponsored investment products	1,929.6	1,959.3
Operating lease assets	229.4	241.1
Property, equipment and software, net	884.5	806.6
Goodwill and intangible assets	3,085.1	3,150.1
Other assets	640.5	692.5
Total assets	13,089.8	12,278.8
Supplemental savings plan liability	941.7	895.0
Total other liabilities, includes $65.1 at June 30, 2024, and $54.2 at December 31, 2023, from consolidated sponsored investment products	1,325.1	1,092.6
Non-controlling interests*	894.3	786.1
Stockholders' equity attributable to T. Rowe Price Group, Inc., 222.6 common shares outstanding at June 30, 2024 and 223.9 common shares outstanding at December 31, 2023	$9,928.7	$9,505.1
* This includes both redeemable and non-redeemable non-controlling interest in consolidated entities.

The following tables detail changes in our investments in affiliated private investment funds - carried interest and non-controlling interest in consolidated entities.

	Three months ended			Six months ended
Investments in affiliated private investment funds - carried interest	6/30/2024	6/30/2023	3/31/2024	6/30/2024	6/30/2023
Balance at beginning of period	$514.3	$483.8	$519.9	$519.9	$467.8
Capital allocation-based income:
Change in accrued carried interest	27.0	51.0	59.5	86.5	80.2
Acquisition-related amortization and impairments	(26.9)	(12.3)	(12.4)	(39.3)	(24.6)
Net distributions	(17.1)	(8.3)	(52.7)	(69.8)	(9.2)
Balance at end of period	$497.3	$514.2	$514.3	$497.3	$514.2

	Three months ended			Six months ended
Non-controlling interests (NCI) in consolidated entities	6/30/2024	6/30/2023	3/31/2024	6/30/2024	6/30/2023
Balance at beginning of period	$205.4	$194.4	$192.0	$192.0	$190.7
Capital allocation-based income compensation:
Change in accrued carried interest compensation	8.5	15.7	18.5	27.0	24.3
Acquisition-related amortization and impairments	(10.9)	(5.1)	(5.3)	(16.2)	(10.2)
Net contributions (distributions)	2.3	(2.9)	0.2	2.5	(2.7)
Balance at end of period	$205.3	$202.1	$205.4	$205.3	$202.1

Non-GAAP Information and Reconciliation

The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results. These measures have been established in order to increase transparency for the purpose of evaluating the firm's core business, for comparing current results with prior period results, and to enable more appropriate comparison with industry peers. However, non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP and may be calculated differently by other companies.

The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for the three months ended June 30, 2024 and 2023 and March 31, 2024.

	Three months ended 6/30/2024
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(5)	Net income attributable to T. Rowe Price	Diluted earnings per share(6)
U.S. GAAP Basis (FS line item)	$1,168.6	$564.7	$80.3	$159.7	$483.4	$2.11
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	10.9	16.0	—	3.5	12.5	0.05
Acquisition-related retention arrangements(1) (Compensation and related costs)	(13.1)	13.1	—	2.9	10.2	0.04
Intangible assets amortization and impairments(1)	(43.9)	43.9	—	9.6	34.3	0.15
Total acquisition-related	(46.1)	73.0	—	16.0	57.0	0.24
Supplemental savings plan liability(2) (Compensation and related costs)	(14.6)	14.6	(14.8)	—	(0.2)	—
Consolidated T. Rowe Price investment products(3)	(2.1)	2.6	(8.5)	(0.9)	(3.1)	(0.01)
Other non-operating income(4)	—	—	(22.3)	(4.9)	(17.4)	(0.08)
Adjusted Non-GAAP Basis	$1,105.8	$654.9	$34.7	$169.9	$519.7	$2.26

	Three months ended 6/30/2023
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(5)	Net income attributable to T. Rowe Price	Diluted earnings per share(6)
U.S. GAAP Basis (FS line item)	$1,076.7	$533.5	$106.2	$158.5	$476.4	$2.06
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	5.1	7.2	—	0.1	7.1	0.03
Acquisition-related retention arrangements(1) (Compensation and related costs)	(13.6)	13.6	—	(0.1)	13.7	0.06
Contingent consideration(1)	23.2	(23.2)	—	2.5	(25.7)	(0.11)
Intangible assets amortization and impairments(1)	(28.6)	28.6	—	0.4	28.2	0.12
Total acquisition-related	(13.9)	26.2	—	2.9	23.3	0.10
Supplemental savings plan liability(2) (Compensation and related costs)	(33.0)	33.0	(33.6)	0.2	(0.8)	—
Consolidated T. Rowe Price investment products(3)	(3.6)	3.9	(24.4)	0.5	(16.2)	(0.07)
Other non-operating income(4)	—	—	(16.4)	(0.2)	(16.2)	(0.07)
Adjusted Non-GAAP Basis	$1,026.2	$596.6	$31.8	$161.9	$466.5	$2.02

	Three months ended 3/31/2024
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(5)	Net income attributable to T. Rowe Price	Diluted earnings per share(6)
U.S. GAAP Basis (FS line item)	$1,163.6	$586.6	$188.9	$182.1	$573.8	$2.49
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	5.3	7.1	—	2.0	5.1	0.02
Acquisition-related retention arrangements(1) (Compensation and related costs)	(13.5)	13.5	—	3.8	9.7	0.04
Intangible assets amortization and impairments(1)	(29.9)	29.9	—	8.3	21.6	0.10
Total acquisition-related	(38.1)	50.5	—	14.1	36.4	0.16
Supplemental savings plan liability(2) (Compensation and related costs)	(53.0)	53.0	(49.7)	0.9	2.4	0.01
Consolidated T. Rowe Price investment products(3)	(1.1)	2.3	(72.3)	(14.0)	(36.4)	(0.16)
Other non-operating income(4)	—	—	(38.4)	(10.7)	(27.7)	(0.12)
Adjusted Non-GAAP Basis	$1,071.4	$692.4	$28.5	$172.4	$548.5	$2.38

The following schedules reconcile certain U.S. GAAP financial measures for the six months ended June 30, 2024 and 2023.

	Six months ended 6/30/2024
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(5)	Net income attributable to T. Rowe Price	Diluted earnings per share(6)
U.S. GAAP Basis (FS line item)	$2,332.2	$1,151.3	$269.2	$341.8	$1,057.2	$4.60
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	16.2	23.1	—	5.5	17.6	0.08
Acquisition-related retention arrangements(1) (Compensation and related costs)	(26.6)	26.6	—	6.6	20.0	0.08
Intangible assets amortization and impairments(1)	(73.8)	73.8	—	18.0	55.8	0.24
Total acquisition-related	(84.2)	123.5	—	30.1	93.4	0.40
Supplemental savings plan liability(2) (Compensation and related costs)	(67.6)	67.6	(64.5)	0.8	2.3	0.01
Consolidated T. Rowe Price investment products(3)	(3.2)	4.9	(80.8)	(14.8)	(39.6)	(0.17)
Other non-operating income(4)	—	—	(60.7)	(15.6)	(45.1)	(0.20)
Adjusted Non-GAAP Basis	$2,177.2	$1,347.3	$63.2	$342.3	$1,068.2	$4.64

	Six months ended 6/30/2023
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(5)	Net income attributable to T. Rowe Price	Diluted earnings per share(6)
U.S. GAAP Basis (FS line item)	$2,130.1	$1,017.7	$241.6	$336.4	$897.9	$3.89
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	10.2	14.4	—	1.6	12.8	0.06
Acquisition-related retention arrangements(1) (Compensation and related costs)	(27.8)	27.8	—	3.0	24.8	0.11
Contingent consideration(1)	72.8	(72.8)	—	(8.0)	(64.8)	(0.28)
Intangible assets amortization and impairments(1)	(54.6)	54.6	—	6.0	48.6	0.21
Transaction costs(2) (General, admin and other)	—	—	—	—	—	—
Total acquisition-related	0.6	24.0	—	2.6	21.4	0.10
Supplemental savings plan liability(2) (Compensation and related costs)	(75.5)	75.5	(78.3)	(0.3)	(2.5)	(0.01)
Consolidated T. Rowe Price investment products(3)	(6.5)	7.4	(69.8)	(4.1)	(33.3)	(0.14)
Other non-operating income(4)	—	—	(30.9)	(3.3)	(27.6)	(0.13)
Adjusted Non-GAAP Basis	$2,048.7	$1,124.6	$62.6	$331.3	$855.9	$3.71

(1)    These non-GAAP adjustments remove the impact of acquisition-related amortization and costs including intangible assets and acquired assets amortization and impairments, contingent consideration liability fair value remeasurements, amortization and impairments of acquired investments and non-controlling interest basis differences, and amortization of compensation-related arrangements. Management believes adjusting for these charges helps the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(2)    This non-GAAP adjustment removes the compensation expense impact from market valuation changes in the supplemental savings plan liability and the related net gains (losses) on investments designated as economic hedges against the related liability. Amounts deferred under the supplemental savings plan are adjusted for appreciation (depreciation) of hypothetical investments chosen by participants. The firm uses T. Rowe Price investment products to economically hedge the exposure to these market movements. Management believes it is useful to offset the non-operating investment income (loss) recognized on the economic hedges against the related compensation expense and remove the net impact to help the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(3)    These non-GAAP adjustments remove the impact the consolidated sponsored investment products have on the firm's U.S. GAAP consolidated statements of income. Specifically, the firm adds back the operating expenses and subtracts the investment income of the consolidated sponsored investment products. The adjustment to operating expenses represents the operating expenses of the consolidated products, net of the elimination of related management and administrative fees. The adjustment to net income attributable to T. Rowe Price represents the net income of the consolidated products, net of redeemable non-controlling interests. Management believes the consolidated sponsored investment products may impact the reader’s ability to understand the firm's core operating results.

(4)    This non-GAAP adjustment represents the other non-operating income (loss) and the net gains (losses) earned on the firm's investment portfolio that are not designated as economic hedges of the supplemental savings plan liability and that are not part of the cash and discretionary investment portfolio. Management retains in its non-GAAP measures the investment gains recognized on the cash and discretionary investments as these assets and related income (loss) are considered part of the firm's core operations. Management believes adjusting for the remaining non-operating income (loss) helps the reader’s ability to understand the firm's core operating results and increases comparability to prior years. Additionally, management does not emphasize the impact of this portion of non-operating income (loss) when managing and evaluating the firm's performance.

(5)    The income tax impacts were calculated in order to achieve an overall year-to-date non-GAAP effective tax rate of 24.3% in 2024 and 27.9% in 2023. As such, the non-GAAP effective tax rate for the three months ended June 30, 2024 and 2023 was 24.6% and 25.8%, respectively.

(6)    This non-GAAP measure was calculated by applying the two-class method to adjusted net income attributable to T. Rowe Price Group and dividing by the weighted-average common shares outstanding assuming dilution. The calculation of adjusted net income allocated to common stockholders is as follows:

	Three months ended			Six months ended
	6/30/2024	6/30/2023	3/31/2024	6/30/2024	6/30/2023
Adjusted net income attributable to T. Rowe Price	$519.7	$466.5	$548.5	$1,068.2	$855.9
Less: adjusted net income allocated to outstanding restricted stock and stock unit holders	13.9	11.4	15.2	29.1	21.0
Adjusted net income allocated to common stockholders	$505.8	$455.1	$533.3	$1,039.1	$834.9